UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2021 (May 13, 2021)

MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-06890	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MKTY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2021, the Board of Directors (the “Board”) of Mechanical Technology, Incorporated (the “Company”) approved certain modifications to the compensation arrangement with Michael Toporek, the Company’s Chief Executive Officer. Mr. Toporek’s annual base cash compensation was increased from $160,000 to $300,000. Further, the Board approved a one-time grant of stock options to purchase 500,000 shares of the Company’s common stock, par value $0.001 per share. The stock options are scheduled to vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of the Company on each such anniversary. The stock options will expire five years after each applicable vesting date.

In addition, the Board approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED

Date: May 19, 2021	By:	/s/ Jessica L. Thomas
	Name:	Jessica L. Thomas
	Title:	Chief Financial Officer